THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS SUCH TRANSFER IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

No.  Warrants



                               VOID AFTER [ ], 2005

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                            BOSTON LIFE SCIENCES, INC.

      This certifies that FOR VALUE RECEIVED __________________________________
___________________________ or registered assigns (the "Registered Holder") is the owner of the number of Warrants ("Warrants") specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate and the Warrant Agreement (as hereinafter defined), one fully paid and nonassessable share of Common Stock, $.02 par value ("Common Stock"), of BOSTON LIFE SCIENCES, INC., a Delaware Corporation (the "Company"), at any time commencing [ ], 1995 and prior to the Expiration Date (the "Company"), at any time commencing [ ], 1995 and prior to the Expiration (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of an amount equal to the lesser of (a) $1.00 per share and (b) the average closing bid price of the Common Stock of Nasdaq for the thirty consecutive trading days immediately preceding the Closing Date on which such Warrants are issued (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Boston Life Sciences, Inc. The Company may, at its election, reduce the Purchase Price.

      This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the "Warrant Agreement"), dated September ___, 1995 by and among the Company, the Warrant Agent and Paramount Capital, Inc.

              In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of shares of Common Stock subject to purchase upon the exercise of each Warrant represented hereby are subject to modification or adjustment.

              Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

              The term "Expiration Date" shall mean 5:00 P.M. (New York time) on [ ], 2005. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company may, at its election, extend the Expiration Date.

              The Warrant is not redeemable at the option of the company prior to [ ], 1996. The Warrants may be redeemed at the election of the Company, in whole but not in part, at any time on or after [ ], 1996, at $.10 per Warrant (the "Redemption Price") provided that either (i) the closing bid quotation for the Common Stock as reported on Nasdaq, or on such other exchange on which the Common Stock is then traded, exceeds 200% of the Purchase Price for twenty (20) consecutive trading days ending three days prior to the date of redemption.

              This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. Upon due presentment with any tax or other governmental charge imposed in connection therewith, for registration of transfer of this Warrant Certificate at such office, a new Warrant Certificate or Warrant Certificates representing an equal aggregate number of Warrants will be issued to the transferee in exchange therefor, subject to the limitations provided in the Warrant Agreement.

              Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to received any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

              Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice of the contrary.

      This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflict of laws.

      IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.


                                        BOSTON LIFE SCIENCES, INC.

Dated: [  ], 1995
                                        By _______________________________
                                                Name: S. David Hillson
                                                Title: President

[seal]
                                           _______________________________
                                                Name: Steve H. Kanzer
                                                Title: Secretary


                                        [                                ]


                                        By _______________________________
                                                Name:
                                                Title:

SUBSCRIPTION FORM

To Be Executed by the Registered Holder
in Order to Exercise Warrants


      The undersigned Registered Holder hereby irrevocably elects to exercise _____________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER





[please print or type name and address]


and be delivered to







[please print or type name and address]



and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

     The undersigned represents that the exercise of the within Warrant was solicited by a member of the National Association of Securities Dealers, Inc. If not solicited by an NASD member, please write "unsolicited" in the space below. Unless otherwise indicated by listing the name of another NASD member firm, it will be assumed that the exercise was solicited by Paramount Capital, Inc.



                                           -------------------------------------
                                            (Name of NASD Member if other
                                            than Paramount Capital, Inc.)


Dated:_________


                                           -------------------------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Address



                                           -------------------------------------
                                           Taxpayer Identification Number


- ------------------------
Signature Guaranteed


- ------------------------

ASSIGNMENT


To Be Executed by the Registered Holder
in Order to Assign Warrants


FOR VALUE RECEIVED,                  hereby sell, assigns and transfers unto



PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER




[please print or type name and address]


            of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
                                          Attorney to transfer this Warrant
Certificate on the books of the Company, with full power of substitution in the premises.


Dated:
X

Signature Guaranteed




THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.